As filed with the Securities and Exchange Commission on June 16, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PRIMUS GUARANTY, LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Primus Guaranty, Ltd.
Clarendon House, 2 Church Street
Hamilton HM 11, Bermuda
441-296-0519

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

CT Corporation System
111 Eighth Avenue
New York, NY 10011
(212) 590-9200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Richard Claiden Primus Asset Management, Inc. 360 Madison Avenue, 23rd Floor New York, New York 10017 (212) 697-2227 (212) 697-3731 (facsimile)	Stephen P. Farrell Morgan, Lewis & Bockius LLP 101 Park Avenue New York, New York 10178 (212) 309-6000 (212) 309-6001 (facsimile)	Richard A. Drucker Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 212-450-4500 212-450-3800 (facsimile)

Approximate Date of Commencement of Proposed Sale of the Securities to the Public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)(2)	PROPOSED MAXIMUM OFFERING PRICE PER UNIT(3)	PROPOSED MAXIMUM OFFERING PRICE(4)		AMOUNT OF REGISTRATION FEE
Debt Securities		100%
Warrants		100%
Purchase Contracts		100%
Units(5)		100%
Preferred Shares, par value $0.01 per share		100%
Depositary Shares(6)		100%
Common Shares, par value $0.08 per share(7)		100%
Subtotal	$250,000,000	100%	$250,000,000	(3)	$26,750
Common Shares, par value $0.08 per share(8)	10,000,000 shares	100%	$102,220,000	(9)	$10,938
Total		100%	$352,220,000		$37,688

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued by the registrant at indeterminate prices, with an aggregate initial offering price not to exceed $250,000,000 or the equivalent thereof in one or more other currencies, currency units or composite currencies. In addition, up to 10,000,000 common shares may be sold by or on behalf of selling shareholders or their donees, pledgees, transferees or other successors in interest, who will be named in a supplement to the prospectus forming part of this Registration Statement.

(2)	Includes such indeterminate amounts of debt securities, warrants, purchase contracts, units, preferred shares, common shares and depositary shares as may from time to time be issued upon exercise, conversion or exchange of any securities that provide for that issuance. Also includes such indeterminate amounts of debt securities, warrants, purchase contracts, preferred shares, common shares, and depositary shares as may from time to time be issued in units and such indeterminate number of preferred shares as may be represented by depositary shares.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

(4)	Separate consideration may not be received for registered securities that are issuable by the registrant on exercise, conversion or exchange of other securities or that are issued by the registrant in units or represented by depositary shares.

(5)	Each unit will be issued under a unit agreement or indenture and will represent an interest in one or more debt securities, warrants, purchase contracts, preferred shares, common shares and depositary shares, as well as debt or equity securities of an entity affiliated or not affiliated with the Registrant, in any combination, which may or may not be separable from one another.

(6)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional preferred share or multiple preferred shares and will be evidenced by a depositary receipt.

(7)	There is being registered hereunder such indeterminate number of common shares as may from time to time be issued upon exercise, conversion or exchange of any debt securities, preferred shares, warrants or purchase contracts that provide for such exercise, conversion or exchange (including any common shares issuable upon share splits, share dividends or similar transaction pursuant to Rule 416(a) under the Securities Act of 1933).

(8)	These common shares may be sold by or on behalf of selling shareholders or their donees, pledges, transferees or other successors in interest, who will be named in a supplement to the prospectus forming part of this Registration Statement.

(9)	Estimated solely for the purpose of calculating the registration fee under Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low sale prices of the registrant’s common shares on June 12, 2006, as reported by the New York Stock Exchange composite tape.

SUBJECT TO COMPLETION, DATED JUNE 16, 2006

PROSPECTUS

$250,000,000

PRIMUS GUARANTY, LTD.

DEBT SECURITIES
WARRANTS
PURCHASE CONTRACTS
UNITS
PREFERRED SHARES
COMMON SHARES
DEPOSITARY SHARES

Primus Guaranty, Ltd. from time to time may offer to sell debt securities, warrants, purchase contracts, preferred shares and common shares, either separately or represented by depositary shares, as well as units comprised of these securities. The debt securities, warrants, purchase contracts and preferred shares may be convertible into or exercisable or exchangeable for common shares or preferred shares or other securities of Primus Guaranty, Ltd.

The common shares of Primus Guaranty are listed on the New York Stock Exchange and trade under the ticker symbol ‘‘PRS’’.

The total amount of debt securities, warrants, preferred shares, common shares, purchase contracts, depositary shares and units will have an initial aggregate offering price of up to $250,000,000, or the equivalent amount in other currencies, currency units or composite currencies, although Primus Guaranty, Ltd. may increase this amount in the future. In addition, selling shareholders or their pledgees, donees, transferees or other successors in interest, who will be named in a prospectus supplement, may offer and sell from time to time up to 10 million common shares using this prospectus.

The securities covered by this prospectus may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus.

Investing in our securities involves risks. See ‘‘Risk Factors’’ included in our most recent annual report on Form 10-K which is incorporated by reference herein. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                     , 2006.

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act of 1933, or the Securities Act, we have filed a registration statement relating to the securities offered by this prospectus with the Securities and Exchange Commission, or SEC. This prospectus is a part of that registration statement, which includes additional information.

We file annual and periodic reports with the SEC. You may read and copy any document we file at the SEC’s public reference room located at One Station Place, 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. These filings are also available to the public from the SEC’s web site at http://www.sec.gov.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act:

•	Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 15, 2006;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed on May 10, 2006; and

•	The description of our common shares contained in our registration statement on Form 8-A (filed on September 24, 2004).

We are also incorporating by reference all annual and quarterly reports on Forms 10-K and
10-Q that we file with the SEC and Current Reports on Form 8-K that we file with it after the date of this prospectus until the offering of the securities made by this prospectus has been terminated.

You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document or any earlier date indicated in such document.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Investor Relations Primus Guaranty, Ltd. c/o Primus Asset Management, Inc. 360 Madison Avenue, 23rd Floor New York, New York 10017 Tel.: 212-697-2227

About this Prospectus

This prospectus is part of a registration statement that we filed with the SEC utilizing a ‘‘shelf’’ registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus and the selling shareholders may sell our common shares in one or more offerings. This prospectus provides you with a general description of the securities we may offer. When we or the selling shareholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading ‘‘Where You Can Find More Information.’’

PRIMUS GUARANTY, LTD.

Unless otherwise indicated or the context requires otherwise, references to ‘‘we,’’ ‘‘us,’’ ‘‘our,’’ ‘‘company’’ or ‘‘Primus’’ refer to the consolidated operations of Primus Guaranty, Ltd., or Primus Guaranty, and references to a company name refer solely to such company.

Primus Guaranty is a Bermuda holding company that was incorporated in 1998 and conducts business through several operating subsidiaries. Primus Financial Products, LLC, or Primus Financial, is one of our principal subsidiaries and is a AAA/Aaa rated seller of credit swaps.

Primus Asset Management, Inc., or Primus Asset Management, our other principal operating subsidiary, manages Primus Financial’s credit swap business and the credit swap portfolios of third parties, as well as the investment portfolio of PRS Trading Strategies.

Primus Guaranty (UK) was established in the fourth quarter of 2005 in London to provide a base of operations to support the expansion of the group’s business in Europe and elsewhere. Primus Guaranty (UK) supplies services to other group companies, including marketing to counterparties and introducing other business opportunities.

PRS Trading Strategies, LLC, or PRSTS, which commenced operations in January 2006, primarily engages in the active buying and selling of credit protection on single names, indices and tranches. Unlike Primus Financial, PRSTS has no rating from the rating agencies, and accordingly generally supplies its swap counterparties with collateral to support its contractual obligation.

We were capitalized in March 2002 and sold our first credit swaps in June 2002.

Our registered office is at Clarendon House, 2 Church Street, Hamilton Street, Hamilton HM 11, Bermuda and our telephone number is 441-296-0519. The offices of our principal operating subsidiaries, Primus Financial and Primus Asset Management, are located at 360 Madison Avenue, 23rd Floor, New York, New York 10017 and their telephone number is 212-697-2227. Our website address is www.primusfinancial.com. The information contained on our website is not incorporated by reference into this prospectus.

You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See ‘‘Where You Can Find More Information’’ and ‘‘Incorporation of Certain Information by Reference.’’

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities by Primus Guaranty to which this prospectus relates will be used for general corporate purposes. These purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries.

We will not receive any of the proceeds from any sale of common shares by the selling shareholders, or by their respective pledgees, donees, transferees or other successors in interest.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED
SHARE DIVIDEND REQUIREMENTS

The following table presents our ratio of earnings to fixed charges for the periods indicated.

	Three Months Ended March 31,			Year Ended December 31,
	2006	2005		2005	2004	2003	2002		2001
Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividend Requirements of Subsidiary	10.70x	(10.97	)x	1.63x	8.82x	43.23x	(a	)	(a	)

(a)	In 2002 and 2001, the ratio was not applicable as no fixed charges were incurred in such years.

For the purpose of computing the consolidated ratio of earnings to fixed charges, earnings consist of consolidated net income (loss) before income taxes plus fixed charges. Fixed charges consist of (1) interest expense of our subsidiaries and capitalized and amortization of capitalized expenses relating to our subsidiaries’ indebtedness and (2) preferred share dividend requirements of our subsidiary.

DESCRIPTION OF DEBT SECURITIES

In this section, references to ‘‘holders’’ mean those who own debt securities registered in their own names on the books that Primus Guaranty, Ltd. or the trustee maintains for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled Book-Entry Procedures and Settlement.

General

The debt securities offered by this prospectus will be either senior or subordinated debt. We will issue senior debt under a senior debt indenture, and we will issue subordinated debt under a subordinated debt indenture. We sometimes refer to the senior debt indenture and the subordinated debt indenture individually as an indenture and collectively as the indentures. The trustee under each of the senior debt indenture and the subordinated debt indenture will be Deutsche Bank Trust Company Americas, New York, New York. We have filed the indentures with the SEC as exhibits to the registration statement of which this prospectus forms a part. You can obtain copies of the indentures by following the directions outlined in ‘‘Where You Can Find More Information’’ and ‘‘Incorporation of Certain Information by Reference’’, or by contacting the applicable trustee.

The following briefly summarizes the material provisions of the indentures and the debt securities, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. The summary is not complete. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in an accompanying prospectus supplement. Wherever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.

The indentures provide that our unsecured senior or subordinated debt securities may be issued in one or more series, with different terms, in each case as we authorize from time to time. We also have the right to reopen a previous issue of a series of debt securities by issuing additional debt securities of such series.

Information in the Prospectus Supplement

The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

•	the title or designation;

•	whether the debt is senior or subordinated;

•	the aggregate principal amount offered and authorized denominations;

•	the initial public offering price;

•	the maturity date or dates;

•	any sinking fund or other provision for payment of the debt securities prior to their stated maturity;

•	whether the debt securities are fixed rate debt securities or floating rate debt securities or original issue discount debt securities;

•	if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any;

•	if the debt securities are floating rate debt securities, the method of calculating the interest rate;

•	if the debt securities are original issue discount debt securities, their yield to maturity;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

•	if other than in U.S. Dollars, the currency or currency unit in which payment will be made;

•	any provisions for the payment of additional amounts for taxes;

•	the denominations in which the currency or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

•	whether the debt securities will be convertible into or exchangeable for other securities and, if so, the terms and conditions upon which such debt securities will be convertible or exchangeable;

•	the terms and conditions on which the debt securities may be redeemed at the option of the company;

•	any obligation of the company to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

•	the names and duties of any co-indenture trustees, depositaries, auction agents, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

•	any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;

•	the ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•	if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the place where we will pay principal and interest;

•	additional provisions, if any, relating to the defeasance of the debt securities;

•	any United States federal income tax consequences relating to the offered securities, if material;

•	the dates on which premiums, if any, will be paid;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•	any listing of the debt securities on a securities exchange; and

•	any other specific terms of the debt securities.

We will issue the debt securities only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under ‘‘Book-Entry Procedures and Settlement.’’

Senior Debt

We will issue senior debt securities under the senior debt indenture. These senior debt securities will rank on an equal basis with all our other unsecured debt and unsubordinated debt.

Subordinated Debt

We will issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all our ‘‘senior debt’’ (both secured and unsecured).

In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal of, or premium, if any, or interest or other monetary amounts on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Senior debt means:

•	the principal, pre-payment or redemption premium, if any, interest and any other amounts owing in respect of indebtedness of the company and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including any senior debt securities issued under any senior debt security or letters of credit;

•	all capitalized lease obligations;

•	all hedging obligations;

•	all obligations representing the deferred purchase price of property; and

•	all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

but senior debt does not include:

•	subordinated debt securities; and

•	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants

Merger and Sale of Assets.    We may not, in a single transaction or a series of related transactions:

•	consolidate or merge with or into any other person or permit any other person to consolidate or merge with or into us; or

•	directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of our assets,

unless, in either such case:

•	in a transaction in which we do not survive or in which we sell, lease or otherwise dispose of all or substantially all of our assets, the successor entity to us is organized under the laws of the United States, or any state thereof or the District of Columbia, Bermuda, a member state of the European Union or any other country recognized by the United States, and which expressly assumes, by a supplemental indenture executed and delivered to the trustee in a form reasonably satisfactory to the trustee, all of our obligations under the indenture;

•	immediately before and after giving effect to the transaction, no default on the debt securities exists; and

•	an officer’s certificate and an opinion of counsel concerning certain matters are delivered to the trustee.

Other Covenants.    In addition, any offered series of debt securities may have additional covenants which will be described in the prospectus supplement, limiting or restricting, among other things:

•	our ability to incur indebtedness;

•	our ability to pay dividends or to repurchase or redeem our share capital;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	mergers and consolidations by us;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	our ability to enter into sale and lease-back transactions.

Modification of the Indentures

Under the indentures, we and the relevant trustee may amend the indentures, without the consent of any holder of the debt securities to:

•	cure ambiguities, defects or inconsistencies;

•	add to our covenants for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included for the benefit of such series) or to surrender any rights or power conferred upon us or our subsidiaries;

•	add any additional events of default for the benefit of the holders of all or a series of debt securities (and if such additional events of default are to be for the benefit of less than all series of debt securities, stating that such additional events of default are expressly being included solely for the benefit of such series);

•	establish the form or terms of debt securities of any series;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	secure the debt securities;

•	evidence the succession of another obligor to the company and the assumption of the covenants in the indentures and in the debt securities by such successor;

•	establish provisions with respect to conversion rights, if any;

•	add or change any provision of the indentures to permit the issuance of the debt securities in bearer form, registrable or not registrable as to principal, with or without interest coupons;

•	appoint a successor trustee under either indenture;

•	maintain the qualification of the indenture under the Trust Indenture Act; or

•	add to, change or eliminate any provision of the indentures so long as such addition, change or elimination does not adversely affect the rights of the holders in any material respect.

We and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series or such other percentage as may be specified in the prospectus supplement, modify the applicable indenture or the rights of the holders of the securities of such series. However, no such modification may, without the consent of each holder of an affected debt security:

•	extend the fixed maturity of any such debt securities;

•	reduce the rate or change the time of payment of interest on such debt securities;

•	reduce the principal amount of such securities or the pre-payment or redemption premium, if any, on such debt securities;

•	change or waive the redemption provisions of such debt securities;

•	change any obligation of ours to pay additional amounts;

•	change any obligation of ours to maintain an office or agency;

•	reduce the amount of the principal payable on acceleration of any debt securities issued originally at a discount;

•	adversely affect the ranking of such debt securities;

•	adversely affect the right, if any, to convert such debt securities;

•	adversely affect any right of repayment or repurchase at the option of the holder;

•	reduce or postpone any sinking fund or similar provision;

•	change the currency or currency unit in which any such debt securities are payable or the right of selection thereof;

•	impair the right to sue for the enforcement of any payment on such debt securities;

•	reduce the percentage of debt securities of a series whose holders need to consent to a modification or a waiver; or

•	with respect to subordinated debt securities, modify or change any provisions of the indenture or the related definitions affecting the subordination or ranking of any debt securities, in a manner which adversely affects the holders.

Defaults

Each indenture provides that events of default regarding any series of debt securities will be:

•	our failure to pay required interest on any debt security of such series for 30 days;

•	our failure to pay principal or premium, if any, on any debt security of such series when due;

•	our failure to make any deposit of any sinking fund payment when due on debt securities of such series;

•	our failure to perform for 90 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than such series;

•	our failure to pay beyond any applicable grace period, or the acceleration of, indebtedness in excess of $10,000,000;

•	certain events of bankruptcy or insolvency, whether voluntary or not, with respect to us or any material subsidiary; and

•	any other event of default set forth in the applicable prospectus supplement.

If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare the entire principal amount, together with all accrued and unpaid interest and premium, if any, of each debt security of that series due and payable. If an event of default regarding debt securities results from certain events of bankruptcy, insolvency or reorganization with respect to us or any material subsidiary, such amount with respect to the debt securities will be due and payable immediately without any declaration or other act on the part of the holders of outstanding debt securities or the trustee. We are required to file annually with the trustee a statement of an officer as to the fulfillment by us of our obligations under the indenture during the preceding year.

No event of default regarding one series of debt securities issued under an indenture is necessarily an event of default regarding any other series of debt securities.

Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive past defaults regarding such series. The trustee generally cannot be required by any of the holders of debt securities to take any action, unless one or more of such holders shall have provided to the trustee reasonable security or indemnity.

If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series.

Before any holder of any series of debt securities may institute action for any remedy, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the satisfactory security and indemnity against liabilities incurred by the trustee for taking such action, and the trustee must have failed to institute any proceeding within 60 days after receiving such request and offer of indemnity. These limitations do not apply, however, to a suit by a holder of any series of debt securities to enforce payment of principal, interest or premium, if any, and the right to convert such debt security, if applicable.

Each trustee will, within 45 days after any default occurs, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

We are required to furnish to each trustee an annual statement as to compliance with all conditions and covenants under the indenture.

Defeasance

After we have irrevocably deposited with the trustee cash or government securities, in trust for the benefit of the holders, sufficient to pay the principal of, premium, if any, and interest on the debt securities of such series when due, and satisfied certain other conditions, including delivery of an opinion of counsel that holders will not recognize taxable gain or loss for federal income tax purposes, we may elect to have our obligations and those of any guarantors of our obligations under the applicable indenture and any guarantees discharged with respect to the outstanding debt securities of any series (‘‘legal defeasance and discharge’’). Legal defeasance and discharge means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the applicable indenture, except for:

•	the rights of holders of the debt securities to receive principal, interest and any premium when due;

•	our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

Alternatively, we may elect to have our obligations released with respect to certain covenants in the applicable indenture (‘‘covenant defeasance’’). Any omission to comply with these obligations so released will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under ‘‘Events of Default’’ will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•	we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money;

•	U.S. Government Obligations; or

•	a combination of money and U.S. Government Obligations,

in an amount, in each case, sufficient without reinvestment, in the written opinion of an internationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal, interest and any premium at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, the redemption date;

•	in the case of legal defeasance, we must have delivered to the trustee an opinion of counsel stating that, under then applicable federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•	in the case of covenant defeasance, we must have delivered to the trustee an opinion of counsel stating that, under then applicable federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•	no default with respect to the outstanding debt securities of that series may have occurred and be continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency may have occurred and be continuing at any time on or before the 90th day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 90th day;

•	the legal defeasance or covenant defeasance must not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;

•	the legal defeasance or covenant defeasance must not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

•	the legal defeasance or covenant defeasance must not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and

•	we must deliver to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance or covenant defeasance have been complied with.

Governing Law

Unless otherwise stated in the prospectus supplement, the debt securities and the indentures will be governed by New York law.

Concerning our Relationship with the Trustee

We and our subsidiaries maintain ordinary counterparty relationships with affiliates of the trustee. The trustee also acts as the trustee for certain securities issued by our subsidiaries.

Consent to Jurisdiction and Service

The indentures provide that we will appoint Primus Asset Management, Inc. as our agent for actions arising out of or relating to the applicable indenture, the debt securities or the related guarantees brought under federal or state securities laws in any federal or state court located in New York, New York and will submit to such jurisdiction. If for any reason Primus Asset Management, Inc. is unable to serve in such capacity, we will appoint another agent reasonably satisfactory to the trustee.

Payment and Paying Agents

Distributions on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities at the principal corporate trust office or agency of the trustee in New York, New York. Payment will be made to the registered holder at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office or agency of the trustee in New York, New York, or by a check mailed to the holder at his registered address. Payments in any other manner will be specified in the prospectus supplement.

Transfer and Exchange

The debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal corporate trust office or agency of the trustee in New York, New York. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer or exchange of debt securities.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. As of June 13, 2006, we had outstanding warrants to purchase 1,414,746 common shares with an exercise price of $5.18 per share.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of material United States federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the foregoing as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, warrants, purchase contracts, depositary shares, preferred shares, common shares or any combination of these securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the debt securities, warrants, purchase contracts, depositary shares, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF SHARE CAPITAL

Our authorized share capital consists of 62,500,000 common shares, par value $0.08 per share, and 100,000,000 preferred shares, par value $0.01 per share. As of June 13, 2006, we had outstanding (i) 43,299,939 common shares, (ii) warrants to purchase an additional 1,414,746 common shares with an exercise price of $5.18 per share, (iii) options to purchase an additional 1,047,374 common shares, (iv) 912,912 restricted share units and (v) no preferred shares.

Preferred Shares

Pursuant to our Bye-laws and Bermuda law, our board of directors by resolution may establish one or more series of preferred shares consisting of such number of shares and having such designations, relative voting rights, dividend rates, liquidation and other rights, preferences, limitations and powers as may be fixed by the board without any further shareholder approval. The terms, including the rates and dates of payment of dividends, of any preferred shares we issue will be set forth in a prospectus supplement. Any rights, preferences, powers and limitations as may be established could also have the effect of discouraging an attempt to obtain control of our company. The issuance of preferred shares could also adversely affect the voting power of the holders of our common shares, deny such holders the receipt of a premium on their common shares in the event of a tender or other offer for the common shares and depress the market price of the common shares.

Common Shares

Generally.    The holders of common shares are entitled to receive dividends out of assets legally available for that purpose at times and in amounts as our board of directors may from time to time determine. Generally, each shareholder is entitled to one vote for each common share held on all matters submitted to a vote of shareholders. However, see ‘‘— Common Shares — Shareholder Action’’ and ‘‘— Common Shares — Voting Rights’’ for further limitations on the right of a shareholder to vote under certain circumstances. Cumulative voting for the election of directors is not provided for in our Memorandum of Association or Bye-laws, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The common shares are not entitled to preemptive rights and are not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of common shares would be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities, subject to any resolution of the shareholders providing otherwise and to any liquidation preference on any other class of shares that rank ahead of the common shares.

Restrictions on Transfer of Shares.    Each transfer of our shares must comply with current Bermuda Monetary Authority, or BMA, rules and regulations or have specific permission from the BMA. Our board of directors may decline to approve or register a transfer of any shares under certain circumstances, including if they have reason to believe that any adverse tax, regulatory or legal consequences to us, any of our subsidiaries or to any registered owner of our shares or its affiliates, would result from such transfer (other than such as our board of directors considers de minimus).

Issuance of Shares.    Subject to our Bye-laws and Bermuda law, our board of directors has the power to issue any of our unissued shares as it determines, including the issuance of any shares or class of shares with preferred, deferred or other special rights.

Our Board of Directors and Corporate Action.    Our Bye-laws provide that our board of directors shall consist of between two and 12 members, as the board of directors may determine. Our board consists of nine directors, who are divided into three classes. Each director serves a three year term. Shareholders may only remove a director for cause at a general meeting; provided, that the notice of any such meeting convened for the purpose of removing a director contains a statement of the intention to do so and is provided to that director at least 14 days before such meeting. Vacancies on the board of directors can be filled by the board of directors if the vacancy occurs as a result of death, disability, disqualification or resignation of a director or from an increase in the size of the board of directors.

Generally, the affirmative votes of a majority of the votes cast at any meeting at which a quorum is present are required to authorize a resolution put to vote at a meeting of the board of directors. Corporate action may also be taken by a unanimous written resolution of the board of directors without a meeting. The quorum necessary for the transaction of business at a meeting of the board of directors shall be a majority of the directors then in office.

At any general meeting of our company, our shareholders may elect a person or persons to act as an alternate director for any one or more directors of our company. Our shareholders also may authorize our board of directors to appoint alternate directors. Unless our shareholders determine otherwise, any director may appoint a person or persons to act as an alternate director for herself or himself by notice in writing to the secretary of our company. Any person so elected or appointed has all the rights and powers of the director or directors for whom such person is appointed. An alternate director will no longer be such if the director for whom such alternate director was appointed ceases for any reason to be a director of our company.

Shareholder Action.    At the commencement of any general meeting, two or more persons present in person and representing, in person or by proxy, more than 50% of the total issued voting power of our shares shall constitute a quorum for the transaction of business. In general, anything that may be done by resolution of our shareholders in a general meeting may be taken, without a meeting, by a resolution in writing signed by all of the shareholders entitled to attend the meeting and to vote on the resolution. The removal of an auditor or director before the expiration of their respective terms of office may not be done by written resolution of the shareholders. In general, any questions proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with our Bye-laws. A majority vote of the outstanding common shares is required for us to amalgamate with another company and a vote of not less than 66 2/3% of the outstanding voting common shares (excluding any voting shares owned by an interested person in certain instances) is required to effect (1) the approval of business combinations with certain ‘‘interested persons’’, and (2) any alteration to the provisions of the Bye-laws relating to the purchase of our shares, the provision of certain information in connection with interested persons, our staggered board, the removal of directors, the indemnification of directors and officers and business combinations with interested persons.

We are authorized to require any shareholder or beneficial owner of shares to provide us with such information as we may reasonably request for the purpose of determining whether a shareholder is an interested person (as defined in ‘‘— Common Shares — Transactions Involving Certain Business Combinations’’). If the beneficial owner or shareholder fails to respond to the request or submits incomplete or inaccurate information, the shareholder may lose his or her voting rights.

Amendment.    The Bye-laws may only be amended by a resolution adopted by the board of directors and by resolution of the shareholders.

Dividends.    Under Bermuda law, a company may pay dividends that are declared from time to time by its board of directors unless there are reasonable grounds for believing that the company is or would, after the payment, be unable to pay its liabilities as they become due or that the realizable value of its assets would then be less than the aggregate of its liabilities and issued share capital and share premium accounts. The excess of the consideration paid on issue of shares over the aggregate par value of such shares must (except in certain limited circumstances) be credited to a share premium account. Share premium may be distributed in certain limited circumstances, for example to pay up unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation. In addition, our Bermuda subsidiary, Primus Re, is subject to Bermuda insurance laws and regulatory constraints that could limit its ability to pay dividends.

In addition to the Bye-laws described above, there are other provisions of our Bye-laws, described below, that could delay or prevent a change of control that our shareholders might consider favorable.

Voting Rights.    Under Bermuda law, except as otherwise provided in the Bermuda Companies Act or our Bye-laws, questions brought before a general meeting of shareholders are decided by a majority vote of shareholders present at the meeting. Our Bye-laws provide that, subject to the provisions of the Bermuda Companies Act, any question proposed for the consideration of the shareholders will be decided in a general meeting by a simple majority of the votes cast, on a show of hands, with each shareholder present (and each person holding proxies for any shareholder) entitled to one vote for each common share held by the shareholder, except for special situations where a shareholder has lost the right to vote because he or she has failed to comply with the terms of a notice requiring him or her to provide information to the company pursuant to the Bye-laws. In addition, a (1) majority vote of the outstanding common shares is required to amalgamate with another company and (2) super-majority vote of not less than sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding voting common shares (excluding any voting shares owned by an interested person in certain instances) is required to effect the following actions: approval of business combinations with certain ‘‘interested persons’’; any alteration to the provisions of the Bye-laws relating to the purchase of our shares; our staggered board; the removal of directors; the indemnification of directors and officers; the provision of certain information in connection with interested persons; and business combinations with interested persons.

Under Bermuda law, the number of shareholders constituting a quorum at any general meeting of shareholders is determined by the Bye-laws of a company. Our Bye-laws provide that the presence in person or by proxy of two shareholders representing in person or by proxy in excess of 50% of the total issued voting shares in the company entitled to vote at the start of the meeting constitute a quorum.

Takeovers.    Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer accept, the offeror may by notice require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its discretion to enjoin the required transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority stockholders.

Meetings of Shareholders.    Under Bermuda law, a company is required to convene at least one general shareholders’ meeting each calendar year. Bermuda law provides that a special general meeting may be called by the board of directors and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote. Bermuda law also requires that shareholders be given at least five (5) days’ advance notice of a general meeting but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. Under our Bye-laws, we must give each shareholder at least ten (10) days’ notice of the annual general meeting and of any special general meeting.

Shareholder Proposals.    The Bermuda Companies Act provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next annual general meeting and/or to circulate a statement prepared by the requesting shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. The number of shareholders necessary for such a requisition is either that number of shareholders representing at least 5% of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates or 100 or more shareholders.

Approval of Corporate Matters by Written Consent.    Under Bermuda law, the Bermuda Companies Act and our Bye-laws, shareholders may take action by unanimous written consent.

Access to Books and Records and Dissemination of Information.    Members of the general public have the right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include a company’s Certificate of Incorporation, its Memorandum of Association (including its objects and powers) and any alteration to its Memorandum of Association. The shareholders have the additional right to inspect the Bye-laws of the company, minutes of general meetings and the company’s audited financial statements, which must be presented at the annual general meeting. The register of shareholders of a company is also open to inspection by shareholders without charge and by members of the general public on the payment of a fee. A company is required to maintain its share register in Bermuda but may, subject to the provisions of Bermuda law, establish a branch register outside Bermuda. We maintain a share register in Hamilton, Bermuda. A company is required to keep at its registered office a register of its directors and officers that is open for inspection for not less than two (2) hours each day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Amendment of Memorandum of Association.    Bermuda law provides that the Memorandum of Association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. An amendment to the Memorandum of Association that alters a company’s business objects may require approval of the Minister of Finance, who may grant or withhold approval at his or her discretion.

Under Bermuda law, the holders of an aggregate of no less than 20%, in par value, of a company’s issued share capital or any class of issued share capital have the right to apply to the Bermuda Court for an annulment of any amendment of the Memorandum of Association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Bermuda Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda Court. An application for the annulment of an amendment of the Memorandum of Association must be made within 21 days after the date on which the resolution altering the company’s memorandum is passed and may be made on behalf of the persons entitled to make the application by one or more of their number as they may appoint in writing for such purpose. Persons voting in favor of the amendment may make no such application.

Amendment of Bye-laws.    Except as specified in our Bye-laws, any amendment to the Bye-laws must be approved by our board of directors and by an ordinary resolution of our shareholders. Our Bye-laws specify that amendments to certain provisions, such as those related to our staggered board, the indemnification of directors and officers, the removal of directors, the purchase of our shares, business combinations with interested persons and the provision of certain information in connection with interested persons must be approved by the board of directors and approved by a special resolution of our shareholders by the affirmative vote of not less than sixty-six and two-thirds (66 2/3%) of the issued and outstanding common shares entitled to vote thereon (excluding any voting shares owned by an interested person in certain instances).

Appraisal Rights and Shareholder Suits.    Under Bermuda law, in the event of an amalgamation involving a Bermuda company, a shareholder who is not satisfied that fair value has been paid for his or her shares may apply to the Bermuda Court to appraise the fair value of his or her shares. The amalgamation of a company with another company requires the amalgamation agreement to be approved by the board of directors and, except where the amalgamation is between a holding company and one or more of its wholly-owned subsidiaries or between two or more wholly-owned subsidiaries, by meetings of the holders of shares of each company and of each class of such shares.

Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda Court, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong done to the company where the act complained of is alleged to be beyond the corporate power of the company or is illegal or would result in the violation of the company’s Memorandum of Association or Bye-laws. Further consideration would be given by the Bermuda Court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

When the affairs of a company are being conducted in a manner oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Bermuda Court for an order regulating the company’s conduct of affairs in the future or compelling the purchase of the shares by any shareholder, by other shareholders or by the company. Our Bye-laws provide that the company and each of our shareholders waive all claims or rights of action that they may have, individually or in the right of the company, against any director, officer or resident representative for any action or failure to act in the performance of such director’s, officer’s or resident representative’s duties, except such waiver shall not extend to claims or rights of action that arise out of any fraud or dishonesty of such director, officer or resident representative.

Anti-takeover Effects of Provisions of our Bye-laws.    Several provisions of our Bye-laws may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise, that a shareholder may consider in our best interest and (2) the removal of incumbent officers and directors.

Blank Check Preferred Shares.    Under the terms of our Bye-laws, our board of directors has authority, without any further vote or action by our shareholders, to issue preferred shares with terms and preferences determined by our board. Our board of directors may issue preferred shares on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.

Transactions Involving Certain Business Combinations.    Our Bye-laws prohibit the consummation of any ‘‘business combination’’ involving us and any ‘‘interested person’’ for a three-year period following the time that the shareholder became an interested shareholder unless:

•	prior to the time such person became an interested person the board of directors has approved either the business combination or the transaction which resulted in the person becoming an interested person; or

•	upon consummation of the transaction which resulted in such person becoming an interested person, the interested person owned at least 85% of the issued and outstanding voting shares of the company at the time the transaction commenced, excluding the voting shares owned by directors who are also officers of the company and any employee share plans, if the participants to such plans do not have the right to determine confidentially whether the shares held subject to the plan will be tendered in a business combination; or

•	at or subsequent to the time such person became an interested person the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting shares which are not owned by the interested person.

Generally, a ‘‘business combination’’ includes a merger, amalgamation, asset or share sale or other transaction resulting in a financial benefit to the interested person. Subject to certain exceptions, an ‘‘interested person’’ is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, 15% or more of our voting shares. The provisions of such bye-law shall not apply to a particular business combination, and such business combinations shall require only such vote or approval (if any) of the shareholders as would be required without reference to such bye-law, if any one of the following conditions are satisfied:

•	the interested person became an interested person inadvertently and (i) as soon as practicable divested itself of ownership of sufficient shares so that such person ceases to be an interested person and (ii) would not, at any time within the three (3) year period immediately prior to such business combination between the company and such person, have been an interested person but for the inadvertent acquisition of ownership; or

•	the business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the required legal notice of a business combination which (i) is with or by a person who either was not an interested person during the previous three (3) years or who became an interested person with the approval of the board of directors; and (ii) is approved or not opposed by a majority of the board of directors then in office who were directors prior to any person becoming an interested person during the previous three (3) years or were nominated for election or elected to succeed such directors by a majority of such directors.

Transfer Agent and Registrar.    Mellon Investor Services LLC serves as transfer agent and registrar for our common shares.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional preferred shares, rather than full preferred shares. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred shares.

We will deposit the shares of any series of preferred shares represented by depositary shares under a deposit agreement between us and a bank or trust company selected by us having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred shares depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred shares, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred shares represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred shares in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred shares depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred shares to the record holders of depositary shares relating to such preferred shares in proportion to the number of such depositary shares owned by such holders.

The preferred shares depositary will distribute any property other than cash received by it in respect of the preferred shares to the record holders of depositary shares entitled thereto. If the preferred shares depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Preferred Shares

If a series of preferred shares represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred shares depositary resulting from the redemption, in whole or in part, of such series of preferred shares. The depositary shares will be redeemed by the preferred shares depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred shares so redeemed.

Whenever we redeem shares of preferred shares held by the preferred shares depositary, the preferred shares depositary will redeem as of the same date the number of depositary shares representing shares of preferred shares so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred shares depositary by lot or ratably or by any other equitable method as the preferred shares depositary may decide.

Voting Deposited Preferred Shares

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred shares are entitled to vote, the preferred shares depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred shares. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred shares depositary to vote the amount of the preferred shares represented by such holder’s depositary shares. To the extent possible, the preferred shares depositary will vote the amount of such series of preferred shares represented by such depositary shares in accordance with such instructions.

We will agree to take all actions that the preferred shares depositary determines as necessary to enable the preferred shares depositary to vote as instructed. The preferred shares depositary will abstain from voting shares of any series of preferred shares held by it for which it does not receive specific instructions from the holders of depositary shares representing such shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred shares depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of such depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the deposit agreement, which has been amended thereby. The deposit agreement may be terminated only if:

•	all outstanding depositary shares have been redeemed; or

•	a final distribution in respect of the preferred shares has been made to the holders of depositary shares in connection with our liquidation, dissolution or winding up.

Charges of Preferred Shares Depositary; Taxes and Other Governmental Charges

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the depositary in connection with the initial deposit of preferred shares and any redemption of preferred shares. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of preferred shares upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The preferred shares depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred shares depositary, any such resignation or removal to take effect upon the appointment of a successor preferred shares depositary and its acceptance of such appointment. Such successor preferred shares depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred shares depositary will forward all reports and communications from us which are delivered to the preferred shares depositary and which we are required to furnish to the holders of the deposited preferred shares.

Neither we nor the preferred shares depositary will be liable if either is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. Our obligations and those of the preferred shares depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or preferred shares unless satisfactory indemnity is furnished. We and the preferred shares depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

FORM, EXCHANGE AND TRANSFER

We will generally issue securities only in registered form. We will issue each security other than common shares in book-entry form only, unless otherwise specified in the applicable prospectus supplement. We will issue common shares in both certificated and book-entry form, unless otherwise specified in the applicable prospectus supplement. Securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. Only the depositary will be entitled to transfer or exchange a security in global form, since it will be the sole holder of the security. These book-entry securities are described below under Book-Entry Procedures and Settlement.

If any securities are issued in non-global form or cease to be book-entry securities (in the circumstances described in the next section), the following will apply to them:

•	The securities will be issued in fully registered form in denominations stated in the prospectus supplement. You may exchange securities for securities of the same series in smaller denominations or combined into fewer securities of the same series of larger denominations, as long as the total amount is not changed.

•	You may exchange, transfer, present for payment or exercise securities at the office of the relevant trustee or agent indicated in the prospectus supplement. You may also replace lost, stolen, destroyed or mutilated securities at that office. We may appoint another entity to perform these functions or may perform them itself.

•	You will not be required to pay a service charge to transfer or exchange your securities, but you may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with your proof of legal ownership. The transfer agent may also require an indemnity before replacing any securities.

•	If we have the right to redeem, accelerate or settle any securities before their maturity or expiration, and we exercise that right as to less than all those securities, we may block the transfer or exchange of those securities during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any security selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any security being partially settled.

•	If fewer than all of the securities represented by a certificate that are payable or exercisable in part are presented for payment or exercise, a new certificate will be issued for the remaining amount of securities.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

Securities offered by the Company under this prospectus will generally be issued as book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company or DTC, a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these securities.

Purchasers of securities may only hold interests in the global notes through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary — banks, brokerage houses and other institutions that maintain securities accounts for customers — that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the top and the beneficial owner’s own securities intermediary at the bottom.

The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common shares are held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

•	DTC is unwilling or unable to continue as depositary for such global security and we do not appoint a qualified replacement for DTC within 90 days; or

•	We in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

Unless we indicate otherwise, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.

In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

SELLING SHAREHOLDERS

This prospectus also covers 10 million common shares which may be sold by or on behalf of selling shareholders or by their pledgees, donees, transferees or other successors in interest, who will be named in a supplement to this prospectus. These common shares were issued in October 2004 upon conversion of our outstanding preferred shares which we had initially issued in a private placement in March 2002 or upon exercise of warrants we issued at that time.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

•	through agents,

•	to or through one or more underwriters on a firm commitment or best efforts basis,

•	through put or call option transactions relating to the securities,

•	through broker-dealers (acting as agent or principal),

•	directly to purchasers, through a specific bidding or auction process or otherwise, or

•	through a combination of any such methods of sale.

The prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them,

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers,

•	any securities exchanges on which the securities may be listed, and

•	the names of the selling shareholders and the number or amount of securities being offered by them.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or the selling shareholders or from the purchasers of the securities. Any selling shareholders and dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any selling shareholders or such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act of 1933.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, any selling shareholder or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We or a selling shareholder may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us or a selling shareholder to indemnification by us or the selling shareholder against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us and/or the selling shareholder to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common shares registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common shares by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common shares to engage in market-making activities with respect to our common shares. These restrictions may affect the marketability of our common shares and the ability of any person or entity to engage in market-making activities with respect to our common shares.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. For a description of these activities, see the information under the heading ‘‘Underwriting’’ in the applicable prospectus supplement.

In connection with the sales of the common shares, a selling shareholder may enter into forward sale or hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the common shares in the course of hedging their positions. A selling shareholder may also sell short the common shares and deliver common shares to close out short positions, or loan or pledge the common shares to broker-dealers or others that, in turn, may sell the common shares.

Any common shares that qualify for sale pursuant to Rule 144 of the Securities Act, or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell our common shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any common shares sold will be sold at prices related to the then prevailing market prices for our common shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common shares or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us of those securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

One or more firms, referred to as ‘‘remarketing firms,’’ may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarking firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Issuer Forward Sale.    We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

Share Borrow Facility.    We or a selling shareholder may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

CERTAIN ERISA CONSIDERATIONS

We and our affiliates may each be considered a party in interest within the meaning of the Employee Retirement Income Security Act of 1974 (ERISA), or a disqualified person under corresponding provisions of the Internal Revenue Code of 1986 (the Code), relating to an employee benefit plan. Prohibited transactions within the meaning of ERISA and the Code may result if any securities offered by this prospectus are acquired by or with the assets of a pension or other employee benefit plan relating to which we or any of our affiliates is a service provider, unless those securities are acquired under an exemption for transactions effected on behalf of that plan by a ‘‘qualified professional asset manager’’ or an ‘‘in-house asset manager’’ or under any other available exemption. Additional special considerations may arise in connection with the acquisition of capital securities by or with the assets of a pension or other employee benefit plan. The assets of a pension or other employee benefit plan may include assets held in the general account of an insurance company that are deemed to be ‘‘plan assets’’ under ERISA. Any employee benefit plan or other entity subject to such provisions of ERISA or the Code proposing to acquire the offered securities should consult with its legal counsel.

LEGAL MATTERS

The validity of the securities offered hereby is being passed upon for us by Conyers Dill & Pearman, Hamilton, Bermuda. Certain matters of New York law will be passed on by Morgan, Lewis & Bockius LLP, New York, New York. Certain United States securities laws matters will be passed upon for any underwriters by Davis Polk & Wardwell, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2005, and management's assessment of the effectiveness of our internal control over financial reporting as of December 31, 2005, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and management's assessment are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

CAUTIONARY STATEMENT PURSUANT TO THE PRIVATE SECURITIES
LITIGATION REFORM ACT OF 1995

We have included or incorporated by reference in this prospectus statements that may constitute ‘‘forward-looking statements’’ within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained under ‘‘Risk Factors’’ contained herein and in Part I, Item 1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which is incorporated in this prospectus by reference (and in any of our annual reports for a subsequent fiscal year that are so incorporated). See ‘‘Incorporation of Certain Information By Reference’’ above for information about how to obtain a copy of this annual report.

We have no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or risks. New information, future events or risks may cause the forward-looking events we discuss in this prospectus not to occur.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated except the SEC registration fee) to be incurred by Primus Guaranty, Ltd. in connection with a distribution of an assumed amount of $100,000,000 of securities registered under this registration statement:

Amount to be paid
SEC registration fee	$37,688
Legal fees and expenses	125,000
Accounting fees and expenses	50,000
Printing fees	75,000
Trustee’s fees and expenses	10,000
Miscellaneous	12,312
Total	$310,000

Item 15.	Indemnification of Directors and Officers

The Registrant’s Bye-laws provide that its directors and officers, former directors, officers and other persons shall be indemnified to the fullest extent permitted by the Bermuda Companies Act 1981, as amended from time to time. The Registrant also maintains a directors’ and officers’ liability insurance policy on behalf of its directors and officers.

The Registrant has entered into indemnification agreements with its directors and officers, governed by New York law, under which it has agreed to indemnify any director or officer made, or threatened to be made, a party to any action or proceeding (other than an action by or in the right of the Registrant to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Registrant served in any capacity at the request of the Registrant, by reason of the fact that such person, such person’s testator or such person’s intestate is or was a director or officer of the Registrant, or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding or any appeal therein, if such person acted in good faith, for a purpose which such person reasonably believed to be in, or, in the case of services for any other corporation or other enterprise, not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful.

The termination of any action or proceeding by judgment, settlement, conviction, or upon plea of nolo contendere or its equivalent, does not, of itself, create a presumption that such person did not act in good faith, for a purpose which such person reasonably believed to be in, or, in the case of services for any other corporation or other enterprise not opposed to, the best interests of the Registrant, or had reasonable cause to believe that such person’s conduct was unlawful.

In the case of an action by or in the right of the Registrant, the Registrant agreed to indemnify any person made or threatened to be made a party to any action in any of the capacities set forth above against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by such person in connection with the defense or settlement of such action or an appeal believed to be in, or, in the case of services for any other corporation or other enterprise, not opposed to, the best interests of the Registrant, except that indemnification is not permitted in respect of any claim, issue, or matter as to which such person is adjudged to be liable to the Registrant unless and only to the extent that the court in which such action was brought, or if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Item 16.	Exhibits

The Exhibit Index beginning on page II-6 is hereby incorporated by reference.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section

10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on June 16, 2006.

PRIMUS GUARANTY, LTD.
/s/ Thomas W. Jasper
By: Thomas W. Jasper
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the individuals whose signature appears below constitutes and appoints Thomas W. Jasper and Richard Claiden, and each of them, his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and dates indicated.

Signature	Title	Date

/s/ Thomas W. Jasper	Chief Executive Officer (Principal Executive Officer)	June 16, 2006

Thomas W. Jasper

/s/ Richard Claiden	Chief Financial Officer (Principal Financial Officer)	June 16, 2006

Richard Claiden

/s/ Michael Esposito	Director and Chairman of the Board	June 16, 2006

Michael Esposito

/s/ Frank P. Fillips	Director	June 16, 2006

Frank P. Fillips

/s/ Paul S. Giordano	Director	June 16, 2006

Paul S. Giordano

/s/ Duncan E. Goldie-Morrison	Director	June 16, 2006

Duncan E. Goldie-Morrison

/s/ Thomas J. Hartlage	Director	June 16, 2006

Thomas J. Hartlage

/s/ James K. Hunt	Director	June 16, 2006

James K. Hunt

/s/ Robert R. Lusardi	Director	June 16, 2006

Robert R. Lusardi

/s/ John A. Ward III	Director	June 16, 2006

John A. Ward

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Form of underwriting agreement (to be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).
4.1	Form of senior indenture between Primus Guaranty, Ltd. and Deutsche Bank Trust Company Americas, as trustee, with respect to the senior debt securities of Primus Guaranty, Ltd.
4.2	Form of subordinated indenture between Primus Guaranty, Ltd. and Deutsche Bank Trust Company Americas, as trustee, with respect to the subordinated debt securities of Primus Guaranty, Ltd.
4.3	Form of warrant agreement (to be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).
4.4	Form of deposit agreement.
4.5	Form of senior debt security of Primus Guaranty, Ltd. (included in Exhibit 4.1).
4.6	Form of subordinated debt security of Primus Guaranty, Ltd. (included in Exhibit 4.2).
4.7	Specimen preferred share certificate (to be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).
4.8	Certificate of Designations (to be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).
4.9	Form of warrant (included in Exhibit 4.3).
4.11	Form of depositary receipt (included in Exhibit 4.4).
5.1	Opinion of Conyers Dill & Pearman.
5.2	Opinion of Morgan, Lewis & Bockius LLP.
12.1	Statement re: computation of ratio of earnings to fixed charges.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).
25.1	Form T-1 statement of eligibility and qualification under the Trust Indenture Act of 1939 (a Form T-1) of Deutsche Bank Trust Company Americas with respect to the senior debt securities.
25.2	Form T-1 statement of eligibility and qualification under the Trust Indenture Act of 1939 (a Form T-1) of Deutsche Bank Trust Company Americas with respect to the subordinated debt securities.